CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statement on Form S-8 listed below of Coyote Network Systems, Inc., formerly The Diana Corporation, of our report dated September 22, 1997, on the financial statements of The Diana Corporation included in this Annual Report on Form 10-K.

1.   Registration Statement on Form S-3
     (Registration No. 33-88392)

2.   Registration Statement on Form S-8
     (Registration No. 33-67188)

3.   Registration Statement on Form S-3
     (Registration No. 333-1055)

PricewaterhouseCoopers LLP
Los Angeles, California
July 13, 1998